Exhibit 99.1

Spectrum Global Solutions Announces Closing of WaveTech GmbH Acquisition

Patented Battery Health Technology to be Sold into Spectrum’s Established Tier-1 Customer Base

LONGWOOD, FL, Nov. 18, 2019 (GLOBE NEWSWIRE) -- Spectrum Global Solutions, Inc. (the “Company” or “Spectrum”) (OTCQB: SGSI), a leading single-source provider of next-generation communications network infrastructure and maintenance solutions, today announced the closing of the previously announced acquisition of WaveTech GmbH (“WT” or “WaveTech”), a German global technology company focused on next generation energy management and extension, data analytics and monitoring services extending the useful life of battery systems, which is currently working with a Fortune 1000 client base.

WaveTech’s patented Crystal Control Technology (CCT®), the product of over a decade of R&D efforts in Norway and Germany, prevents the buildup of non-soluble lead sulphate crystals in lead-acid batteries. It also prevents the degradation of the active materials microstructure, which is the primary causes of failure for over 80% of batteries. WaveTech’s CCT technology enables longer battery life for those used in telecommunications networks, data centers or similar applications and is capable of significantly increasing a battery`s lifetime energy throughput.

Spectrum’s acquisition of WaveTech is complementary to the Company’s core communications network infrastructure and maintenance solutions business in that it has a strong base of established customer relationships in-which it can sell WaveTech’s globally patented CCT technology into, reducing capital expenditures required for power supply systems and improving the reliability of battery back-up.

“This transaction represents an exciting path forward for Spectrum, providing us with an incredible technology that we see the need for in our client’s battery back-up power supply systems each and every day,” said Roger Ponder, Chief Executive Officer of Spectrum Global Solutions. “Our acquisition of WaveTech also opens the door to new geographies and clients for our core business, particularly in Europe, Asia and Africa where WaveTech maintains several key relationships, in addition to our established relationships throughout the Americas.

“WaveTech’s patented technology offers the potential for immense savings from both a capital expenditures and operating cost perspective to several large industry verticals. I look forward to working closely with Dag Valand and the entire team at WaveTech to drive long-term value creation for Spectrum shareholders.”

Dag Valand, CEO & Founder of WaveTech GmbH said: “Our acquisition by Spectrum is an incredibly exciting moment in the history of our Company. As we transition our unique battery life extension product and our technology platform into an established commercial product, the skillset that the team at Spectrum bring to the table is invaluable. We have several existing partnerships in place with a solid opportunity pipeline facing us today. This transaction allows us to deliver upon the potential that our technology enables, providing our combined shareholders with an incredible value proposition.”

About Spectrum Global Solutions

Spectrum Global Solutions (OTCQB: SGSI) is a leading single-source provider of next-generation communications network infrastructure and maintenance solutions. Spectrum’s highly scalable platform model, proven out through engagements with tier-1 network operators in the United States, Canada and the Caribbean, uniquely allows for the bundling of disparate services with a single provider, simplifying network deployment and maintenance with a comprehensive, cost-competitive one-stop-shop solution. To learn more, visit the Company’s website at https://spectrumglobalsolutions.com/.

About WaveTech GmbH

WaveTech GmbH is a next-generation technology platform company dedicated to changing the battery industry and reducing waste. WaveTech’s patented Crystal Control Technology (CCT®) improves battery health, thereby dramatically reduces battery expenditures for operators and materials waste, making energy more cost-effective, reliable and sustainable. For additional information, please visit WaveTech’s website at http://www.wavetech.de/.

Forward-Looking Statements

The above news release contains forward-looking statements. The statements contained in this document that are not statements of historical fact, including but not limited to, statements identified by the use of terms such as “anticipate,” “appear,” “believe,” “could,” “estimate,” “expect,” “hope,” “indicate,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “project,” “seek,” “should,” “will,” “would,” and other variations or negative expressions of these terms, including statements related to expected market trends and the Company’s performance, are all “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. These statements are based on assumptions that management believes are reasonable based on currently available information, and include statements regarding the intent, belief or current expectations of the Company and its management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performances and are subject to a wide range of external factors, uncertainties, business risks, and other risks identified in filings made by the company with the Securities and Exchange Commission. Actual results may differ materially from those indicated by such forward-looking statements. The Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the company’s expectations with regard thereto or any change in events, conditions or circumstances upon which any statement is based except as required by applicable law and regulations.

Investor Relations:
Greg Falesnik or Luke Zimmerman
MZ Group – MZ North America
Main: 949-259-4987
SGSI@mzgroup.us